Exhibit 21

FIRSTENERGY CORP.

LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2009

American Transmission Systems, Incorporated - Incorporated in Ohio

FELHC, Inc. - Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC - Formation in Ohio

FirstEnergy Fiber Holdings Corp. - Incorporated in Delaware

FirstEnergy Foundation - Incorporated in Ohio

FirstEnergy Nuclear Operating Company - Incorporated in Ohio

FirstEnergy Properties, Inc. - Incorporated in Ohio

FirstEnergy Service Company - Incorporated in Ohio

FirstEnergy Solutions Corp. - Incorporated in Ohio

FirstEnergy Ventures Corp. - Incorporated in Ohio

GPU Nuclear, Inc. - Incorporated in New Jersey

GPU Power, Inc. - Incorporated in Delaware

Jersey Central Power & Light Company - Incorporated in New Jersey

MARBEL Energy Corporation - Incorporated in Ohio

Metropolitan Edison Company - Incorporated in Pennsylvania

Ohio Edison Company - Incorporated in Ohio

Pennsylvania Electric Company - Incorporated in Pennsylvania

The Cleveland Electric Illuminating Company - Incorporated in Ohio

The Toledo Edison Company - Incorporated in Ohio